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                                                                    Exhibit 23.3

                    [LETTERHEAD OF DELOITTE TOUCHE TOHMATSU]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of El Sitio, Inc. on Form F-1 of our report dated November 5, 1999 (relating to the statements of net revenues and direct costs and expenses of MANDIC INTERNET LTDA's retail dail-up access business presented separately herein) appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Sao Paulo, Brazil
November 15, 1999